*Certain sections omitted and filed separately with the Commission.



                                                                   Exhibit 10.13

                                CREDIT AGREEMENT

This Credit Agreement ("Agreement") is made and entered into on January 19, 2000, by and between VarsityBooks.com Inc., Delaware corporation, ("Borrower"), and Imperial Bank, a California banking corporation, ("Bank").

Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make the loan(s) and or advance(s) (individually a "Loan" and collectively "Loans") referred to below to Borrower.

In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

1.01   REVOLVING CREDIT COMMITMENT.

(a) REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement and provided that no Event of Default (as hereinafter defined) has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for working capital and the issuance of standby letters of credit, in an aggregate amount outstanding at any one time not to exceed $7,500,000.00 minus the outstanding amount of all Term Loans (if any, as such term is hereinafter defined) (the "Revolving Line of Credit") until December 31, 2000, (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and reborrowed, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Line of Credit Maturity Date.

(b) REVOLVING NOTE. The interest rate, payment terms, maturity date and certain other terms of the Revolving Loan will be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time.

(c) LETTER OF CREDIT USAGE. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that (i) the outstanding and undrawn amounts of all such Letters of Credit shall not at any time exceed $750,000, and
(ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless agreed to in writing by Bank, no Letter of Credit shall have an expiration date that is later than the Revolving Line of Credit Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and other fees that Bank notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower.

1.02          TERM LOAN COMMITMENT.

(a) COMMITMENT. Subject to all the terms and conditions of this Agreement and provided that no Event of Default has occurred and is continuing, Bank hereby agrees to make loans (each a "Term Loan," and collectively the "Term Loans") to Borrower in such amounts as Borrower shall request at any time from the date hereof through the date that is nine (9) months from the date hereof (the "Term Loan Availability End Date"), in an aggregate principal amount not to exceed $3,000,000 (the "Term Loan Commitment") for the purchase of new equipment and software and the financing of equipment and software acquired by Borrower on or after June 1, 1999; provided, however, that the outstanding amounts under such Term Loans for the purchase of software shall not at any time exceed $500,000; and provided, further, that the outstanding amounts under all such Term Loans (i) shall not at any time exceed the Term Loan Commitment and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Any commitment of Bank, pursuant to the terms of this Agreement, to make Term Loans shall expire on the Term Loan Availability End Date, and the outstanding amount of all such Term Loans shall thereafter be repaid in twenty four (24) equal monthly payments of principal and interest. Any Term Loans, which are prepaid by Borrower, may not be reborrowed.

(b) TERM LOAN NOTES. The amount of each Term Loan made by Bank to Borrower hereunder shall be evidenced by a separate promissory note (each a "Term Note," and collectively, the "Term Notes").

(c) REQUESTS FOR TERM LOANS. When Borrower desires to obtain a Term Loan, Borrower shall notify Bank (which notice shall be signed by a duly authorized officer of Borrower and shall be irrevocable) to be received no later than 3:00 p.m. Pacific time three (3) banking days before the day on which the Term Loan is to be made. The notice shall include a copy of the invoice for the equipment and/or software to be financed. Term Loans may only be used for the purchase of new equipment and software and the financing of equipment and software acquired by Borrower on or after June 1, 1999, and will be limited to 100% of the invoice amount for such equipment and software, approved from time to time by Bank, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs. In connection with any Term Loans made to finance equipment and software acquired by Borrower on or after June 1, 1999, all such equipment and software shall be free of all liens except such liens as are granted to Bank in connection with this Agreement and the Loan Documents.

1.03 PRIOR LOANS. Any loan made by Bank to Borrower prior to the date of this Agreement and other obligations outstanding from Borrower to Bank are subject to the terms and conditions of this Agreement and the interest rate, payments of principal and interest and other the terms contained in any note evidencing the prior loan remain in full force and effect, and Borrower agrees to continue to make payments in accordance with the terms of any such prior note.

1.04 LOAN FEE. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with the Revolving Line of Credit and the Term Loans, Borrower shall pay to Bank a loan fee of $20,000, which amount shall be fully earned and non-refundable as of the date hereof.

1.05 COLLATERAL. Borrower shall grant or cause to be granted to Bank a first priority lien on any and all currently existing and hereafter acquired or arising personal property assets of Borrower which are assigned or hereafter are assigned to Bank as security or in which Bank now has or hereafter acquires a security interest or pursuant to the terms of any security agreement, an intellectual property security agreement, or otherwise as security for the prompt payment and performance of all Borrower's obligations to Bank under this Agreement and the other Loan Documents, all as may be subject to Section 5.03 hereof, excluding previously leased equipment, and including general intangibles. Bank shall obtain a specific filing on all copyrights, patents, and trademarks, filed at the U.S. Copyright Office and the U.S. Patent and Trademark Office.

1.06 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number * with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

2.     REPRESENTATIONS OF BORROWER

Borrower represents and warrants that:

2.01 EXISTENCE AND RIGHTS. As of the date of this Agreement, Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Delaware; so long as this Agreement shall remain in force and effect or Borrower shall have any amounts owing to Bank, under this Agreement or otherwise, Borrower is validly existing, authorized and in good standing to do business in the state of its incorporation; Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity unless specified in writing to Bank.

2.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms, subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

2.03 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 LITIGATION. Except as disclosed in writing to Bank by Borrower on Schedule L-1 to this Agreement, there is no litigation or other proceeding pending or, to Borrower's knowledge, threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 FINANCIAL CONDITION. The consolidated balance sheet of Borrower as of November 30, 1999, and the related profit and loss statement for the eleven month period ended as of that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct in all material respects, and said balance sheet and profit and loss statement truly presents the financial condition of Borrower as of the date thereof, and the results of the operations of Borrower for the period covered thereby in all material respects, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any material liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

2.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 5.03 hereof.

2.07 TAX STATUS. Borrower has no liability for any material delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no material liability for renegotiation of profits.

2.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 REGULATION U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve System).

2.10 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

3.     CONDITIONS PRECEDENT TO LOAN

              Prior to Bank being obligated to make any Loan pursuant to this Agreement, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

3.01 PROMISSORY NOTE. Original executed promissory notes evidencing the obligations of Borrower to Bank under this Agreement.

3.02 SECURITY AGREEMENT. Original executed security agreement covering the personal property collateral securing the Loan.

3.03 INTELLECTUAL PROPERTY SECURITY AGREEMENT. Original executed Intellectual Property Security Agreement covering the intellectual property securing the loan.

3.04 DISBURSEMENT REQUEST AND AUTHORIZATION. Original executed Disbursement Request and Authorization.

3.05 AGREEMENT TO PROVIDE INSURANCE. Agreement to provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with lenders loss payable endorsement in favor of Bank.

3.06          FINANCING STATEMENT. Financing statements executed by Borrower.

3.07 INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage required pursuant to that Agreement to Provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with lenders loss payable endorsement in favor of Bank.

3.08 ORGANIZATIONAL DOCUMENTS. Copies of the articles of incorporation, or similar document as the case may be, of the Borrower.

3.09 AUTHORIZATIONS. Certified copies of all action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents.

3.10 GOOD STANDING. Good standing certificates from the appropriate secretary of state of the state in which any Borrower is organized and in each state in which it is required to be qualified to do business.

3.11          CREDIT AGREEMENT. This Agreement, duly executed by Borrower.

3.12 ADDITIONAL DOCUMENTS. Such other documents, instruments, and agreements as Bank may reasonably deem necessary.


4.     AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower it will, unless Bank shall otherwise consent in writing:

4.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes specified in Section 1 of this Agreement.

4.03 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment, and as required by that Agreement to Provide Insurance executed by Borrower, with the Bank to be shown as lenders loss payee on such policies.

4.04 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

(a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

(b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours, after having received notice thereof; and furnish Bank:

(a) MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within 30 days after the close of each month of each fiscal year of Borrower, commencing on the month next ending, a balance sheet, profit and loss statement, statement of shareholder's equity and statement of cash flows of Borrower as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, stating in comparative form the figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end adjustments.

(b) ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within 90 days after and as of the close of each fiscal year of Borrower, the audited balance sheet, profit and loss statement, statement of shareholder's equity and statement of cash flows of Borrower, all in reasonable detail, stating in comparative form the figures for the corresponding date and period in the preceding fiscal year, audited by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower with the unqualified opinion of such accountant satisfactory to Bank.

(c) OFFICER'S CERTIFICATE. Within 30 days after the end of each month of each fiscal year of Borrower, a certificate of the chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an Event of Default, hereunder or would constitute an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof.

(d) AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower performed by such accountants.

(e) STOCKHOLDER, SECURITY AND EXCHANGE COMMISSION STATEMENTS AND REPORTS Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower or any subsidiary shall send to its members or stockholders as appropriate, if any, and copies of all reports which Borrower or any subsidiary may file with the Securities and Exchange Commission, or any governmental authority at any time substituted therefor.

(f) OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank may reasonably request from time to time, specifically including, but not limited to, at the time Borrower becomes a publicly traded entity, copies of Borrower's 10Q and 10K reports at the time of filing with SEC.

(g) NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default or any event that, upon notice or lapse of time would be an Event of Default under this Agreement or under any other Loan Document.

4.06 QUICK RATIO. As of the earlier of February 29, 2000 or the occurrence of the Equity Event, (as defined below), maintain on a monthly basis a Quick Ratio of not less than 1.50:1.00. For purposes of this facility, the Quick Ratio will be calculated as cash and cash equivalents plus billed trade accounts receivable divided by current liabilities (including all amounts due to stockholders, officers and affiliates), less deferred maintenance revenue, in each case as determined in accordance with generally accepted accounting principles, consistently applied.

4.07 EQUITY EVENT. The Equity Event must occur on or before February 29, 2000. For purposes of this credit facility, the "Equity Event" is defined as the earlier to occur of, (i) the successful completion of the initial public offering of the common shares of the capital stock of Borrower or (ii) the successful sale of Series D preferred stock of Borrower, in each case that shall yield gross proceeds of not less than $25,000,000.

4.08 WARRANTS. On the date hereof, Bank shall receive warrants to purchase $375,000 in shares of Borrower's common stock at an initial exercise price equal to the lesser of (i) $10 per share, or (ii) the per share price received by Borrower in the sale of the Borrower's Series D preferred stock referred to above (the "Initial Exercise Price"). If the Equity Event has not occurred by February 29, 2000, then Bank shall receive warrants to purchase an additional $150,000 in shares of the Borrower's common stock at the Initial Exercise Price, and, as of the last day of each month thereafter, if the Equity Event has not occurred, then Bank shall receive warrants to purchase an additional $150,000 in shares of the Borrower's common stock at the Initial Exercise Price.

4.09          MINIMUM REVENUE. Borrower's gross revenues shall be not less than
* for the year ending 12/31/99; * for the quarter ending 3/31/00; * for the quarter ending

6/30/00; * for the quarter ending 9/30/00; and * for the quarter ending 12/31/00, in each case as determined in accordance with generally accepted accounting principles, consistently applied.

4.10 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of
Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.11 LAWS. At all times comply with, or cause to be complied with, all laws, statues, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business.

4.12 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a consistent basis as maintained by Borrower.

4.13 DEPOSIT ACCOUNTS. Maintain, or cause to be maintained, on deposit with Bank, deposit balances in an aggregate average collected amount of not less than $1,000,000 (the "Minimum Collected Balance Requirement"). Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds.

4.14 NOTICES. Promptly notify Bank in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all litigation affecting Borrower where the amount is $10,000 or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations.

5.            NEGATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent:

5.01 TYPE OF BUSINESS; MANAGEMENT; CHANGE IN CONTROL. Make any substantial change in the character of its business.

5.02 OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than Loans from the Bank except obligations now existing as shown in the financial statement dated November 30, 1999, excluding those obligations being refinanced by Bank, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

5.03 LIENS AND ENCUMBRANCES. Create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it, including but not limited to Borrower's intellectual property, other than liens for taxes not delinquent and liens in Bank's favor and other than liens agreed to in writing by Bank.

5.04 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government, Imperial Bank sponsored paper, or the Monarch Money Market funds; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

5.06 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's capital stock, except for the repurchase of Borrower's capital stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of service to Borrower.

6.     EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to Bank within five (5) days of the date on which amount is due and payable to Bank under this agreement or any other Loan Document.

6.02 BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement or any Loan Document binding upon Borrower.

6.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be knowingly false or misleading in any respect.

6.04          INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent;
or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 JUDGMENTS, ATTACHMENTS. Any money judgment writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within thirty (30) days thereafter.

6.07 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business.

6.08 ADVERSE CHANGE. Any change which, in the opinion of Bank, is materially adverse to the financial condition of Borrower; or should Bank, for any reason, believe that the prospect of Borrower's payment or performance hereunder or under any other agreement or instrument with Bank be materially impaired.

6.09          IMPAIRMENT OF SECURITY. Bank in good faith deems itself insecure.

6.10 OTHER DEFAULTS. Borrower shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money.

6.11 ADVANCES. Notwithstanding anything to the contrary contained herein, Bank shall have no duty to make advances or other extensions of credit to Borrower upon the occurrence and during the continuation of any Event of Default hereunder, notwithstanding any cure period provided for herein.

6.12 RIGHT TO CURE. If any default, other than a default on indebtedness, is curable, and if Borrower has not been given a prior notice of a breach of the same provision of this agreement, it may be cured, (and no Event of Default will have occurred), if Borrower, after Bank sends written notice demanding cure of such default, (a) cures the default within ten (10) days, or
(b) if the cure requires more than ten (10) days, immediately initiates steps which Bank deems, in Bank's sole discretion, to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

7.     MISCELLANEOUS PROVISIONS

7.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note (s) issued in connection with a Loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

7.03 ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

7.05 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

7.06 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

7.08 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11          REFERENCE PROVISION.

(a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this subsection, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

7.12 This Agreement may be modified only by a writing signed by all parties hereto.

                            [Signature page follows.]

This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.

IMPERIAL BANK,                                  VARSITYBOOKS.COM INC.,
a California banking corporation ("Bank")       a Delaware corporation ("Borrower")

By: /s/ IMPERIAL BANK                           By: /s/ VARSITYBOOKS.COM INC.
   -------------------------------------           -------------------------------------

Its:                                            Its:
   -------------------------------------           -------------------------------------

                                                By:
                                                   -------------------------------------

                                                Its:
                                                   -------------------------------------

                                  SCHEDULE L-1

                        Pending and Threatened Litigation

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

This First Amendment ("Amendment") is made as of February 11, 2000 by and between VarsityBooks.com Inc., a Delaware corporation ("Borrower") and Imperial Bank, a California banking corporation, ("Bank") and amends certain provisions of that Credit Agreement dated as of January 19, 2000, as previously amended ("Agreement"), by and between Borrower and Bank, as follows:

A. Section 4.09 of the Agreement is hereby amended in full to read as follows:

"As of the earlier of February 29, 2000 or the occurrence of the Equity Event, (as defined below), Borrower shall maintain on a monthly basis a Tangible Net Worth of not less than Fifteen Million Dollars ($15,000,000). "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the financial statement net worth of Borrower, less intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP. "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank)."

B. Except as provided above, the Agreement remains unchanged. Any capitalized terms used herein and not defined herein shall have the meanings defined in the Agreement.

C. This Amendment is effective as of February 11, 2000 and the parties hereby confirm that the Agreement as amended is in full force and effect.

VarsityBooks.com Inc.

By:  /s/ STUART LAWSON
   -------------------------------------

Name: Stuart Lawson
     -----------------------------------

Title:  Vice President and Controller
      ----------------------------------

IMPERIAL BANK

By: /s/ TODD A. MCDONALD
   -------------------------------------

Name: Todd A. McDonald
     -----------------------------------

Title: Vice President
      ----------------------------------